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                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY


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                      DEVON ENERGY PRODUCTION COMPANY, L.P.
                           AS SUCCESSOR TO THE ISSUER


                                       AND

                              THE BANK OF NEW YORK
                                   AS TRUSTEE

                          -----------------------------



                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF OCTOBER 31, 2002


                          -----------------------------


              SUPPLEMENTING THE INDENTURE DATED AS OF JUNE 1, 1999









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         This SECOND SUPPLEMENTAL INDENTURE, dated as of October 31, 2002 (this
"Second Supplemental Indenture"), is between Devon Energy Production Company, L.P., an Oklahoma limited partnership (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company will be the surviving entity of the merger (the "Merger") of Devon SFS Operating, Inc. (f/k/a Santa Fe Snyder Corporation), a Delaware corporation ("Devon SFS"), with and into the Company; and

         WHEREAS, Section 801 of the Indenture, dated as of June 1, 1999, as supplemented by the First Supplemental Indenture, dated as of June 14, 1999, between Devon SFS and the Trustee (as so supplemented, the "Indenture") requires that the entity (if other than Devon SFS) surviving a merger involving Devon SFS shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of, and any premium and interest on, all the Securities and the performance or observance of every other covenant and condition of the Indenture on the part of Devon SFS to be performed or observed.

         NOW, THEREFORE, the Company and the Trustee mutually covenant and agree:

                                   ARTICLE 1
                                   ASSUMPTION

         The Company expressly assumes the due and punctual payment of the principal of, and any premium and interest on, all the Securities and the performance or observance of every other covenant and condition of the Indenture on the part of Devon SFS to be performed or observed. ARTICLE 2 MISCELLANEOUS PROVISIONS

         2.1 Relation to the Indenture. The provisions of this Second Supplemental Indenture shall become effective as of the effective time of the Merger. This Second Supplemental Indenture and all terms and provisions contained in it shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture. The Indenture is hereby ratified and confirmed in all respects and shall remain and continue in full force and effect in accordance with the provisions thereof, as supplemented by this Second Supplemental Indenture. The Indenture and this Second Supplemental Indenture shall be read, taken and construed together as one instrument.

         2.2 Responsibility for Recitals, Etc. The recitals in this Second Supplemental Indenture shall be taken as statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.





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         2.3 Provisions Binding on Company's Successors. All of the covenants, stipulations, promises and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         2.4 New York Contract. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS AND PRINCIPLES THEREOF.

         2.5 Execution and Counterparts. This Second Supplemental Indenture may be executed with counterpart signature pages, each of which shall be an original but both of which shall together constitute but one and the same instrument.

         2.6 Capitalized Terms. Capitalized terms not otherwise defined in this Second Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.

                            [Signature page follows]



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         IN WITNESS WHEREOF, the Company and the Trustee have caused this Second
Supplemental Indenture to be duly executed as of the date first above written.

                                     DEVON ENERGY PRODUCTION COMPANY, L.P.
                                     an Oklahoma limited partnership

                                     By:     /s/ William T. Vaughn
                                         -----------------------------------
                                     Name:   William T. Vaughn
                                     Title:  Senior Vice President

                                     THE BANK OF NEW YORK, as Trustee

                                     By:     /s/ Van K. Brown
                                         -----------------------------------
                                     Name:   Van K. Brown
                                     Title:  Vice President



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